Exhibit 99.1

Papa John’s Announces Senior Management Promotion

Tony Thompson promoted to President and Chief Operating Officer, reporting to Founder, Chairman and Chief Executive Officer, John Schnatter

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 6, 2013--Papa John’s International, Inc. (NASDAQ: PZZA) today announced the promotion of Tony Thompson to President and Chief Operating Officer, continuing to report to Papa John’s Founder, Chairman and Chief Executive Officer, John Schnatter. Thompson most recently served as Executive Vice President, Chief Operating Officer and President, PJ Food Service. “Tony has been a tremendous asset to the entire Papa John’s system,” said Schnatter. “I will continue to partner with him in his new role as we provide leadership to achieve our plans for international and domestic growth and continue to position the company for long-term success.”

Thompson is responsible for leading the company’s global operations and will continue to lead the operations of PJ Food Service, Inc., Papa John’s food manufacturing and distribution subsidiary; Research & Development/Quality Assurance, Development, Marketing and Information Systems functions.

Headquartered in Louisville, Kentucky, Papa John's International, Inc. (NASDAQ: PZZA) is the world's third largest pizza company. For 12 of the past 14 years, consumers have rated Papa John's No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). Papa John's is the Official Pizza Sponsor of the National Football League. For more information about the company or to order pizza online, visit Papa John's at www.papajohns.com

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such statements may relate to projections concerning revenue, earnings, margins, unit growth, capital expenditures and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.

The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to: changes in pricing or other marketing or promotional strategies by competitors which may adversely affect sales, including an increase in or continuation of the aggressive pricing and promotional environment; new product and concept developments by food industry competitors; the ability of the company and its franchisees to meet planned growth targets and operate new and existing restaurants profitably; general economic conditions and resulting impact on consumer buying habits; changes in consumer preferences; increases in or sustained high costs of food ingredients and other commodities, paper, utilities, fuel, employee compensation and benefits, insurance and similar costs (including the impact of the implementation of federal health care legislation); the ability of the company to pass along increases in or sustained high costs to franchisees or consumers; the impact of legal claims and current or proposed legislation impacting our business; the impact that product recalls, food quality or safety issues, and general public health concerns could have on our restaurants; and increased risks associated with our international operations. These and other risk factors are discussed in detail in “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 30, 2012. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

CONTACT:
Papa John’s International, Inc.
Lance Tucker, 502-261-4218
Chief Financial Officer